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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Coinstar, Inc. on Form S-8 of our report dated February 9, 2001, appearing in the Annual Report on Form 10-K of Coinstar, Inc. for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP
Seattle, Washington
June 13, 2001